BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 12th Ordinary Board Of Directors' Meeting

Held on December 17, 2015

1.                  Date, Time and Place: Held on December 17, 2015, at 2:00PM, at the office of BRF S.A. (“Company”) located at Av. Engenheiro Billings, 1729, Building 11, Jaguaré, in the City of São Paulo, State of São Paulo.

2.                 Board: Chairman: Abilio dos Santos Diniz. Secretary: Larissa Brack.

3.                 Call of Meeting and Attendance: The call of meeting was duly made pursuant to the Company's Articles of Incorporation, with the majority of the members of the Board of Directors on duty attending: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho and Henri Philippe Reichstul.

4.                 Agenda: To resolve on: 4.1. The payment of Interests on Capital and Dividends by the Company. 4.2. The distribution of dividends by Al-Wafi Takamul, a company indirectly controlled by the Company. 4.3. The contracting of the independent audit for reviewing the Financial Statements of Sadia Chile S.A., a company indirectly controlled by the Company. 4.4. The increase of share capital of BRF Shanghai Trading Co. Ltd., a company indirectly controlled by the Company. 4.5. The capital allocation to the representation office of BRF GmbH in Turkey. 4.6. The intercompany loan between BRF GmbH and its indirectly controlled company Federal Foods Qatar LLC. 4.7. The disposition of properties owned by the Company. 4.8. The execution of Know How Transfer Agreement from NH Foods to the Company. 4.9. Extraordinary grant of stock options issued by the Company.

5.                  Resolutions: The members of the Board of Directors, by unanimous vote and without any safeguards:

5.1.            In compliance with the provision in item 16, article 18 of the Company's Articles of Incorporation, approved the proposal presented by the Executive Office for the payment of: (i) interests on capital ("JCP") in the total gross amount of R$ 473,398,000.00, equivalent to R$ 0.583827682 per outstanding share on this date, subject to the levy of Withholding Tax, upon the application of the applicable tax rate, except for the shareholders who are immune or exempt, whose condition shall be proven up to December 30, 2015, or shareholders who are residents in countries or jurisdictions to which the law sets forth any different treatment; and (ii) dividends in the total amount of R$ 91,443,000.00, equivalent to R$ 0.112773934 per outstanding share on this date ("Dividends"). JCP and the Dividends shall be paid on February 12, 2016 to the shareholders registered in the Company's registry on December 30, 2015, with their shares being traded "ex-rights" starting from January 4, 2014, including. Under article 9, paragraph 7 of Law 9.249/1995 and item III of CVM Resolution No. 683/12, JCP net of Income Tax shall levy upon the mandatory dividends related to the fiscal year to be ended on December 31, 2015. The procedures related to the payments of JCP and Dividends shall be stated by the Company by means of Notice to the Shareholders, to be disclosed on this date. The aforementioned values per share are subject to adjustments up to December 30, 2015, in virtue of possible amendments arising from the Company's Share Buyback Program in course, which shall be disclosed by means of Notice to the Shareholders.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 12th Ordinary Board Of Directors' Meeting

Held on December 17, 2015

5.2.           In compliance with item 17, article 18 of the Company's Articles of Incorporation, approved the payment of dividends by Al-Wafi Takamul, a company headquartered in Saudi Arabia and indirectly controlled by the Company, in the total amount of fifty million, five hundred and sixty-nine thousand, two hundred and seventy-two Saudi Riyals (SAR 50,569,272.00).

5.3.           Approved the contracting of Ernst & Young Auditores Independentes S/S to perform the audit works of the financial statements of Sadia Chile S.A., a company indirectly controlled by the Company.

5.4.           In compliance with item 17, article 18 of the Company's Articles of Incorporation, approved the capital increase of BRF Shanghai Trading Co. Ltd., upon the transfer of capital in the total amount of five million Euros (EUR 5,000,000.00) by BRF GmbH, a company indirectly controlled by the Company.

5.5.            In compliance with item 17, article 18 of the Company's Articles of Incorporation, approved the capital allocation in the total amount of two hundred thousand US Dollars (USD 200,000.00) by BRF GmbH to its representation office located in Turkey, denominated BRF GmbH Türkiye İrtibat Bürosu.

5.6.           In compliance with item 17, article 18 of the Company's Articles of Incorporation and in order to make the acquisition of part of the Qatar National Import and Export Co.'s distribution business of food products by Federal Foods Qatar LLC feasible, a company indirectly controlled by the Company, duly authorized by the Board of Directors at the meeting held on October 01, 2015, as well as the acquisition of product inventory, approved the performance of an intercompany loan between BRF GmbH and its indirectly controlled company Federal Foods Qatar LLC, in the maximum amount of one hundred and sixty million US Dollars (USD 160,000,000.00), under the terms and conditions agreed by BRF GmbH.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 12th Ordinary Board Of Directors' Meeting

Held on December 17, 2015

5.7.            In compliance with item 4, article 19 of the Company's Articles of Incorporation, approved: (i) the disposition of property owned by the Company, located at Rua Farroupilha, s/n, City of Videira, State of Santa Catarina, registered under the registration No. 2561, at the Civil Registry of Properties in the Judicial District of Videira, State of Santa Catarina; and (ii) the disposition of rural lots No. 217 and 220 of the property enrolled under the No. 3131, at th Civil Registry of Properties in Ponte Serrada, State of Santa Catarina.

5.8.           In compliance with item 13, article 19 of the Company's Articles of Incorporation, approved the execution of a Know How transfer agreement with NH Foods, by which the Company shall acquire the know how on the microwave-related breading procedure and, as a corresponding entry, it shall assign the right to disclose its trademark on the Company's product labels to NH Foods, for a determined term.

5.9.           Approved the grant of stock options issued by the Company, representing one percent (1%) of its share capital, equivalent to eight million, seven hundred and twenty-four thousand, seven hundred and thirty-three (8,724,733) shares, under the Stock Option Plan approved by the Company’s Ordinary and Special Shareholders’ Meeting, held on April 8, 2015 (the “Plan”), as well as the material presented at the meeting, which shall be filed at the Company’s headquarters. It is established that the share beneficiaries shall execute the Stock Option Agreement with the Company (“Stock Option Agreement”), under the Clause 5.3 of the Plan, taking into consideration, for purposes of fixing the strike price, December 7, 2015 as the date of grant of the stock options. The strike price shall be R$ 56.00 per share, corresponding to the average of the Company’s share quotation over the past twenty (20) trading days at BM&FBOVESPA immediately prior to the said date of grant of the stock option, weighted by the trading volume, as per Clause 7.1 of the Plan. Pursuant to article 171, paragraph 3 of the Law No. 6.404/76, as amended, and Clause 6.3 of the Plan, the Company’s shareholders shall not have any preemptive right in the grant or strike of the stock option made by means of the Stock Option Agreement.

BRF S.A.

Publicly-Traded Company with Authorized Capital

Brazilian Registry of Legal Entities (CNPJ) 01.838.723/0001-27

Company Register Identification Number (NIRE) 42.300.034.240

Securities and Exchange Commission (CVM) 1629-2

Minutes of the 12th Ordinary Board Of Directors' Meeting

Held on December 17, 2015

The Company's Officers are hereby authorized to act as required and execute any and all documents required for the implementation of the resolutions hereby approved, including to represent the Company in the exercise of its voting right on resolutions of the corporate entities of its subsidiary companies, as the case may be.

6.                 Documents Filed at the Company: The documents related to the subjects in the agenda supporting the resolutions made by the Board of Directors' members and/or information provided during the meeting are filed at the Company's headquarters.

7.                  Approval and Execution of the Minutes: Having nothing further to discuss, the Chairman closed the meeting by recording these minutes as a summary, which were read, found to be compliant and signed by all members. Signatures: Board: Mr. Abilio dos Santos Diniz – Chairman; Ms. Larissa Brack Trisotto – Secretary. Directors: Messrs Abilio dos Santos Diniz, José Carlos Reis de Magalhães Neto, Luiz Fernando Furlan, Manoel Cordeiro Silva Filho, Renato Proença Lopes, Vicente Falconi Campos, Walter Fontana Filho and Henri Philippe Reichstul.

I hereby certify that this is a true copy of the minutes recorded in Book No. 4 pages 144 to 147, of minutes of Ordinary and Special Board of Directors' Meetings of the Company.

____________________________________

Larissa Brack

Secretary